Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of ICOA, Inc., of our report dated March 23, 2005, relating to the consolidated financial statements of the Company, as of December 31, 2004. We also consent to the references to us under the heading "Expert" in the Prospectus.

/s/ Sherb & Co., LLP
    -----------------------
    Sherb & Co., LLP
Certified Public Accountants

New York, New York

May 27, 2004